                                                                 EXHIBIT (r)(ii)

                     SEI INVESTMENTS MANAGEMENT CORPORATION
                    SEI INVESTMENTS MANAGEMENT CORPORATION II

                                 CODE OF ETHICS

                 A copy of this Code may be accessed on the SEI
                  intranet site under the Corporate Governance
                                    section.

                    This is an important document. You should
            take the time to read it thoroughly before you submit the
                         required annual certification.

               ANY QUESTIONS REGARDING THIS CODE OF ETHICS SHOULD
                 BE REFERRED TO A MEMBER OF THE SIMC COMPLIANCE
                                   DEPARTMENT

                                TABLE OF CONTENTS

I.       GENERAL POLICY

II.      CODE OF ETHICS

         A.       PURPOSE OF CODE
         B.       EMPLOYEE CATEGORIES
         C.       PROHIBITIONS AND RESTRICTIONS
         D.       PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS
         E.       REPORTING REQUIREMENTS
         F.       DETECTION AND REPORTING OF CODE VIOLATIONS
         G.       VIOLATIONS OF THE CODE OF ETHICS
         H.       CONFIDENTIAL TREATMENT
         I.       RECORDKEEPING
         J.       DEFINITIONS APPLICABLE TO THE CODE OF ETHICS

III.     EXHIBITS - CODE OF ETHICS REPORTING FORMS

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I. GENERAL POLICY

SEI Investments Management Corporation and SEI Investments Management Corporation II (jointly "SIMC") serve as investment advisers to investment companies and other asset management accounts (jointly "Investment Vehicles"). As an investment adviser, SIMC is subject to various U.S. securities laws and regulations governing the use of confidential information and personal securities transactions. This Code of Ethics ("Code") was developed based on those laws and regulations, and sets forth the procedures and restrictions governing the personal securities transactions for SIMC personnel.

SIMC has a highly ethical business culture and expects that all personnel will conduct any personal securities transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or abuse of a position of trust and responsibility. When an advisory employee invests for his or her own account, conflicts of interest may arise between a client's and that employee's interest. Such conflicts may include using of that employee's advisory position to take advantage of available investment opportunities, taking an investment opportunity from a client for the employee's own portfolio, or front-running, which occurs when an advisory employee trades in his or her personal account before making client transactions. As a fiduciary, SIMC owes a duty of loyalty to clients, which requires that an advisory employee must always place the interests of clients first and foremost and shall not take inappropriate advantage of his or her position. Thus, SIMC personnel must conduct themselves and their personal securities transactions in a manner that does not create conflicts of interest with the firm's clients.

Pursuant to this Code, SIMC personnel, their family members, and other persons associated with SIMC will be subject to various pre-clearance and reporting standards for their personal securities transactions based on their status as defined by this Code. Therefore, it is important that every person pay special attention to the categories set forth to determine which provisions of this Code applies to him or her, as well as to the sections on restrictions, pre-clearance, and reporting of personal securities transactions.

Each person subject to this Code must read and retain a copy of this Code and agree to abide by its terms. Failure to comply with the provisions of this Code may result in the imposition of serious sanctions, including, but not limited to disgorgement of profits, penalties, dismissal, substantial personal liability and/or referral to regulatory or law enforcement agencies.

Please note that SIMC personnel are also subject to the Code of Conduct of SEI Investments Company, which is the parent company

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of SEI Investments Management Corporation and SEI Investments Management
Corporation II, as well as to various other compliance policies and procedures governing the activities of SIMC and its personnel. The requirements and limitations of this Code of Ethics are in addition to any requirements or limitations contained in the Code of Conduct or in other compliance policies and procedures applicable to SIMC and its personnel. All employees are required to comply with the federal securities laws.

Any questions regarding this Code of Ethics should be directed to a member of the SIMC Compliance Department (Michael Brophy, telephone 610-676-2972 is the primary contact).

II. CODE OF ETHICS

A. PURPOSE OF CODE

This Code was adopted pursuant to the provisions of Section 17(j) of the Investment Company Act of 1940 ("the 1940 Act"), as amended, and Rule 17j-1 thereunder, as amended, and Rule 204A-1 under the Investment Advisers Act of 1940 ("Advisers Act"), as amended. Those provisions of the U.S. securities laws are designed to prevent persons who are actively engaged in the management, portfolio selection or underwriting of registered investment companies and advising other investment advisory clients from participating in fraudulent, deceptive or manipulative acts, practices or courses of conduct in connection with the purchase or sale of securities held or to be acquired by such accounts. SIMC personnel will be subject to various pre-clearance and reporting requirements based on their responsibilities within SIMC and accessibility to certain information. Those functions are set forth in the categories below.

B. EMPLOYEE CATEGORIES

      1. ACCESS PERSON:

      Any director, officer or employee of SIMC and any other person who provides advice on behalf of SIMC and is subject to SIMC's supervision and control, who, in connection with his or her regular functions or duties,
      (1) has access to nonpublic information regarding the purchase or sale of securities by any Investment Vehicle, or nonpublic information regarding the portfolio holdings of any Reportable Fund; or (2) is involved in making securities recommendations to any Investment Vehicle, or who has access to such recommendations that are nonpublic. This includes any person who directly oversees the performance of one or more sub-advisers for any Investment Vehicle for which SIMC acts as investment adviser or obtains or is able

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      to obtain prior or contemporaneous information regarding the purchase or sale of Covered Securities by an Investment Vehicle.

      2. INVESTMENT PERSON:

      Any director, officer or employee of SIMC who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Covered Securities by one or more Investment Vehicles or who is otherwise entrusted with responsibility and authority to make investment decisions regarding Covered Securities in one or more Investment Vehicles.

      3. ASSOCIATED PERSON:

      Any director, officer or employee of SIMC, or any other person so designated by the SIMC Chief Compliance Officer, who does not fall within the above listed categories.

      4. REPORTING PERSON:

      Any Access Person or Investment Person.

C. PROHIBITIONS AND RESTRICTIONS

      1. PROHIBITION AGAINST FRAUD, DECEIT AND MANIPULATION - ALL SIMC DIRECTORS, OFFICERS AND REPORTING PERSONS

      All SIMC directors, officers and Reporting Persons may not, directly or indirectly, in connection with the purchase or sale of a security held or to be acquired by an Investment Vehicle for which SIMC acts as an investment adviser:

            (a) employ any device, scheme or artifice to defraud the Investment Vehicle;

            (b) make to the Investment Vehicle any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading;

            (c) engage in any act, practice or course of business that operates or would operate as a fraud or deceit upon the Investment Vehicle; or

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            (d) engage in any manipulative practice with respect to the
            Investment Vehicle.

      2. EXCESSIVE TRADING OF MUTUAL FUND SHARES - ALL SIMC DIRECTORS, OFFICERS AND REPORTING PERSONS

      All SIMC directors, officers and Reporting Persons may not, directly or indirectly, engage in excessive short-term trading of shares of open-end funds within the SEI Family of Funds.1 For purposes of this section, a person's trades shall be considered "excessive" if made in violation of any stated policy in the mutual fund's prospectus or if the trading involves multiple short-term round trip trades in a Fund for the purpose of taking advantage of short-term market movements.

      Note that the SEI Funds are Covered Securities. Trades in the SEI Funds do not have to be pre-cleared but do have to be reported in accordance with this Code. Trades in SEI Funds done through the SEI Capital Accumulation (401(k)) Plan and trades done through an employee account established at SEI Private Trust Company will be deemed to satisfy the reporting requirements of the Code. Any trades in SEI Funds done in a different channel must be reported to the SIMC Chief Compliance Officer or the designated SIMC Compliance Officer.

      3.    PERSONAL SECURITIES RESTRICTIONS

            ACCESS PERSONS:

            - may not purchase or sell, directly or indirectly, any Covered Security WITHIN 24 HOURS BEFORE OR AFTER the time that the same Covered Security (including any equity related security of the same issuer such as preferred stock, options, warrants and convertible bonds) is being purchased or sold by any Investment Vehicle for which SIMC acts as investment adviser.

            - may not acquire securities as part of an Initial Public Offering ("IPO") without obtaining the written approval of the SIMC Chief Compliance Officer or the designated SIMC Compliance Officer before directly or indirectly acquiring a beneficial ownership in such securities.

----------

(1) The SEI Family of Funds includes the following Trusts: SEI Asset Allocation Trust, SEI Daily Income Trust, SEI Index Funds, SEI Institutional International Trust, SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Liquid Asset Trust and SEI Tax Exempt Trust.

            - may not acquire a Beneficial Ownership interest in securities issued in a private placement transaction without obtaining prior written approval from the designated SIMC Compliance Officer.

            - MAY NOT PROFIT from the purchase and sale or sale and purchase of a Covered Security WITHIN 60 DAYS of acquiring or disposing of Beneficial Ownership of that Covered Security. This prohibition does not apply to transactions resulting in a loss, or to futures or options on futures on broad-based securities indexes or U.S. Government securities. This prohibition also does not apply to transactions in the SEI Funds, which are separately covered under the "Excessive Trading of Mutual Fund Shares" discussed in
               Section II.C.2 above.

            - may not serve on the board of directors of any publicly traded company.

            INVESTMENT PERSONS:

            - Subject to the same restrictions as an Access Person, except that an Investment Person may not purchase or sell, directly or indirectly, any Covered Security WITHIN 7 DAYS BEFORE OR AFTER the time that the same Covered Security (including any equity related security of the same issuer such as preferred stock, options, warrants and convertible bonds) is being purchased or sold by any Investment Vehicle for which SIMC serves as investment adviser.

D. PRE-CLEARANCE OF PERSONAL SECURITIES TRANSACTIONS

      1.    TRANSACTIONS REQUIRED TO BE PRE-CLEARED:

         - Access and Investment Persons must pre-clear each proposed transaction in a Covered Security with a member of the SIMC Compliance Department (Mike Brophy) for all Accounts held in their names or in the names of others in which they hold a Beneficial Ownership interest. Note that, among other things, this means that these persons must pre-clear each proposed securities transaction by their spouse or domestic partner, minor children, and relatives who reside in the person's household. No transaction in Covered Securities may be effected without prior written approval, except those set forth below in Section D.2

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

            which lists the securities transactions that do not require pre-clearance.


         - Associated Persons must pre-clear transactions with a member of the SIMC Compliance Department (Mike Brophy) only if the Associated Person knew or should have known at the time of the transaction that, during the 24 hour period immediately preceding or following the transaction, the Security was purchased or sold or was being considered for purchase or sale by any Investment Vehicle.


         - the SIMC Compliance Department will keep a record of the approvals, and the rationale supporting, investments in IPOs and private placement transactions. This approval will be based upon a determination that the investment opportunity need not be reserved for Investment Vehicles, that the person is not being offered the opportunity due to his or her employment with SEI and other relevant factors on a case-by-case basis.

      2.    TRANSACTIONS THAT DO NOT HAVE TO BE PRE-CLEARED:

         - purchases or sales over which the person pre-clearing the transactions (the "Pre-clearing Person") has no direct or indirect influence or control;

         - purchases, sales or other acquisitions of Covered Securities which are non-volitional on the part of the Pre-clearing Person or any Investment Vehicle, such as purchases or sales upon exercise or puts or calls written by Pre-clearing Person, sales from a margin account pursuant to a bona fide margin call, stock dividends, stock splits, mergers consolidations, spin-offs, or other similar corporate reorganizations or distributions;

         - purchases or withdrawals made pursuant to an Automatic Investment Program; however, any transaction that overrides the preset schedule or allocations of the automatic investment plan must be reported in a quarterly transaction report;

         - purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired for such issuer; and

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         -  acquisitions of Covered Securities through gifts or bequests.

      3.    PRE-CLEARANCE PROCEDURES:

         - All requests for pre-clearance of securities transactions must be submitted to SIMC Chief Compliance Officer or the designated SIMC Compliance Officer by using the SEI Automated Pre-Clearance Trading System.

         -  The following information must be provided for each request:

                  a. Name, date, and phone extension;and

                  b. Transaction detail, i.e. whether the transaction is a buy or sell; the security name and security type; number of shares; price; date acquired if a sale; and whether the security is traded in a portfolio or Investment Vehicle, part of an initial public offering, or part of a private placement transaction.

         - The SIMC Chief Compliance Officer or the designated SIMC Compliance Officer will notify the person whether the trading request is approved or denied through the SEI Automated Pre-Clearance Trading System.

         - A Pre-clearance request should not be submitted for a transaction that the requesting person does not intend to execute.

         - Pre-clearance trading authorization is valid from the time when approval is granted through the next business day. If the transaction is not executed within this period, an explanation of why the previous pre-cleared transaction was not completed must be submitted to the SIMC Compliance Department or entered into the SEI Automated Pre-Clearance Trading System. Also, Open and Limit Orders must be resubmitted for pre-clearance approval if not executed within the permitted time period.

         - The SIMC Chief Compliance Officer or the designated SIMC Compliance Officer can grant exemptions from the personal trading restrictions in this Code (with the exception of pre-clearance obligations) upon determining that the transaction for which an exemption is requested would not result in a conflict

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            of interest or violate any other policy embodied in this Code.
            Factors to be considered may include: the discussion with the requesting person as to the background for the exemption request, the certification of the requesting person as to his or her lack of knowledge of transactions by Investment Vehicles for which SIMC serves as an investment adviser, the requesting person's work role, the size and holding period of the person's position in the security, the market capitalization of the issuer, the liquidity of the security, the reason for the requested transaction, the amount and timing of client trading in the same or a related security, and other relevant factors. The person granting the exemption must document all exemptions.

         - The SIMC Compliance Department will maintain pre-clearance records and records of exemptions granted for 5 years.

E. REPORTING REQUIREMENTS

      1.    DUPLICATE BROKERAGE STATEMENTS (REPORTING PERSONS)


         - All Reporting Persons are required to instruct their broker/dealer to file duplicate statements with the SIMC Compliance Department at SEI Oaks. Statements must be filed for all Accounts (including those in which a Reporting Person has a Beneficial Ownership interest), except those that trade exclusively in open-end funds other than Reportable Funds, government securities or Automatic Investment Plans, and do not offer the ability to trade in Covered Securities. Failure of a broker/dealer to send duplicate statements will not excuse a violation of this Section.


         - Sample letters instructing the broker/dealer firms to send the statements to SEI are attached in EXHIBIT 1 of this Code. If the broker/dealer requires a letter authorizing a SIMC employee to open an account, the permission letter may also be found in Exhibit 1. Please complete the necessary brokerage information and forward a signature ready copy to the SIMC Chief Compliance Officer or the designated SIMC Compliance Officer.

      2.    INITIAL HOLDINGS REPORT (REPORTING PERSONS)

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         -  WITHIN 10 DAYS after becoming a Reporting Person, such Person must submit an Initial Holdings Report to the SIMC Chief Compliance Officer or the designated SIMC Compliance Officer disclosing every Covered Security, and every Reportable Fund, in which he or she has a direct or indirect Beneficial Ownership interest. Any person who returns the report late may be subject to the penalties in Section G regarding Code of Ethics violations.

         -  The following information must be provided on the report:

               a. the title of the security;

               b. the number of shares held;

               c. the principal amount of the security;

               d. the name of the broker, dealer, transfer agent bank or other location where the security is held; and

               e. the date the report is submitted.

               The information disclosed in the report should be current as of a date no more than 45 days prior to the date the person becomes an Access Person. If the above information is contained on the Reporting Person's brokerage statement, the Reporting Person may attach the statement and sign the Initial Holdings Report.

         -  The Initial Holdings Report is attached as EXHIBIT 2 to this Code.

      3.    QUARTERLY REPORT OF SECURITIES TRANSACTIONS (REPORTING PERSONS)


         - Each Reporting Person must submit quarterly transaction reports of the purchases and/or sales of Covered Securities in which such person has a direct or indirect Beneficial Ownership interest. The report will be provided to all of the above defined persons before the end of each quarter by the SIMC Chief Compliance Officer or the designated SIMC Compliance Person and must be completed and returned no later than 30 days after the end of each calendar quarter. Quarterly Transaction Reports that are not returned by the date they are due will be considered late and will be noted as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section G regarding Code of Ethics violations.


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         -  The following information must be provided on the report:

               a. the date of the transaction, the description and number of shares, and the principal amount of each security involved;

               b. whether the transaction is a purchase, sale or other acquisition or disposition;

               c. the transaction price;

               d. the name of the broker, dealer or bank through whom the transaction was effected;

               e. a list of securities accounts opened during the quarterly including the name of the broker, dealer or bank and account number; and

               f. the date the report is submitted.

         -  The Quarterly Report of Securities Transaction is attached as
            EXHIBIT 3 to this Code.

      4.    ANNUAL REPORT OF SECURITIES HOLDINGS (REPORTING PERSONS)

         - On an annual basis, each Reporting Person, must submit to the SIMC Chief Compliance Officer or the designated SIMC Compliance Officer an Annual Report of Securities Holdings that contains a list of all Covered Securities, and all Reportable Funds, in which he or she has a direct or indirect Beneficial Ownership interest.

         -  The following information must be provided on the report:

               a. the title of the security;

               b. the number of shares held;

               c. the principal amount of the security;

               d. the name of the broker, dealer, transfer agent, bank or other location where the security is held; and

               e. the date the report is submitted.

               The information disclosed in the report should be current as of a date no more than 45 days before the report is submitted. If the above information is contained on the Reporting Person's brokerage statement, the Reporting Person may attach the statement and sign the annual holdings report.

         - Annual Reports must be completed and returned to the SIMC Chief Compliance Officer or the designated SIMC Compliance Officer WITHIN 30 DAYS after the end of the

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            calendar year-end. Annual Reports that are not returned by the date they are due will be considered late and will be noted as violations of the Code of Ethics. Any person who repeatedly returns the reports late may be subject to the penalties in Section G regarding Code of Ethics violations.


         - The Annual Report of Securities Holdings is attached as EXHIBIT 4 to this Code.

      5. ANNUAL CERTIFICATION OF COMPLIANCE - ALL SIMC DIRECTORS, OFFICERS AND REPORTING PERSONS

         - All directors, officers and Reporting Persons will be required to certify annually that they:

                  -have read the Code of Ethics;

                  -understand the Code of Ethics; and

                  -have complied with the provisions of the Code of Ethics.


         - The SIMC Chief Compliance Officer or the designated SIMC Compliance Officer will send out the certifications to all directors, officers and Reporting Persons that must be completed and returned no later than 30 DAYS after the end of the calendar year. Any person who repeatedly returns the forms late may be subject to the penalties in Section G regarding Code of Ethics violations.


         - The Annual Certification of Compliance is attached as EXHIBIT 5 to this Code.

F. DETECTION AND REPORTING OF CODE VIOLATIONS

      1. The SIMC Chief Compliance Officer or the designated SIMC Compliance Officer will:

            - review the personal securities transaction reports or duplicate statements filed by Reporting Persons and compare the reports or statements of the Investment Vehicles' completed portfolio transactions. The review will be performed on a quarterly basis. If the SIMC Chief Compliance Officer or the designated SIMC Compliance Officer determines that a compliance violation may have occurred, the Compliance Officer will give the person an opportunity to supply explanatory material;

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            -  prepare an Annual Issues and Certification Report to the Board of
               Trustees or Directors of any Investment Vehicle that is a registered investment company that: (1) describes the issues that arose during the year under this Code, including, but not limited to, material violations of and sanctions under the Code, and (2) certifies that SIMC has adopted procedures reasonably necessary to prevent its Reporting Persons from violating this Code;

            - prepare a written report to SIMC management outlining any violations of the Code together with recommendations for the appropriate penalties; and

            - prepare a written report detailing any approval(s) granted for the purchase of securities offered in connection with an IPO or a private placement. The report must include the rationale supporting any decision to approve such a purchase.

      2. An employee who in good faith reports illegal or unethical behavior will not be subject to reprisal or retaliation for making the report. Retaliation is a serious violation of this policy and any concern about retaliation should be reported immediately. Any person found to have retaliated against an employee for reporting violations will be subject to appropriate disciplinary action.

G. VIOLATIONS OF THE CODE OF ETHICS

      1. PENALTIES:

         - A person who violates the Code of Ethics may be subject to serious penalties, which may include:

                  -  written warning;

                  -  reversal of securities transactions;

                  -  restriction of trading privileges;

                  -  disgorgement of trading profits;

                  -  fines;

                  -  suspension or termination of employment; and/or

                  -  referral to regulatory or law enforcement agencies.

      2. PENALTY FACTORS:

         - Factors which may be considered in determining an appropriate penalty include, but are not limited to:

                  -  the harm to clients;

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                  -  the frequency of occurrence;

                  -  the degree of personal benefit to the person;

                  -  the degree of conflict of interest;

                  -  the extent of unjust enrichment;

                  - evidence of fraud, violation of law, or reckless disregard of a regulatory requirement; and/or

                  - the level of accurate, honest and timely cooperation from the person.

H. CONFIDENTIAL TREATMENT

            - The SIMC Chief Compliance Officer or the designated SIMC Compliance Officer will use their best efforts to assure that all requests for pre-clearance, all personal securities reports and all reports for securities holdings are treated as personal and confidential. However, such documents will be available for inspection by appropriate regulatory agencies and other parties, such as counsel, within and outside SIMC as necessary to evaluate compliance with or sanctions under this Code.

I. RECORDKEEPING

            - SIMC will maintain records relating to this Code of Ethics in accordance with Rule 31a-2 under the 1940 Act and Rule 204-2 of the Advisers Act. They will be available for examination by representatives of the Securities and Exchange Commission and other regulatory agencies.

            - A copy of this Code that is, or at any time within the past five years has been, in effect will be preserved in an easily accessible place for a period of five years.

            - A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of at least five years following the end of the fiscal year in which the violation occurred.

            - A copy of each Quarterly Transaction Report, Initial Holdings Report, and Annual Holdings Report submitted under this Code, including any information provided in lieu of any such reports made under the Code, will be preserved for a period of at least five years from the end of the fiscal year in which it is made, for the first two years in an easily accessible place.

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            -  A record of all persons, currently or within the past five years, who are or were required to submit reports under this Code, or who are or were responsible for reviewing these reports, will be maintained in an easily accessible place for a period of at least five years from the end of the calendar year in which it is made.


            - A record of any decision, and the reasons supporting the decision, to approve an Reporting Person's acquisition of securities in an IPO or limited offering, for at least five years after the end of the fiscal year in which the approval is granted.


J. DEFINITIONS APPLICABLE TO THE CODE OF ETHICS

            - ACCOUNT - a securities trading account held by a person and by any such person's spouse, minor children and adults residing in his or her household (each such person, an "immediate family member"); any trust for which the person is a trustee or from which the person benefits directly or indirectly; any partnership (general, limited or otherwise) of which the person is a general partner or a principal of the general partner; and any other account over which the person exercises investment discretion.


            - AUTOMATIC INVESTMENT PLAN - a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.


            - BENEFICIAL OWNERSHIP - Covered Security ownership in which a person has a direct or indirect financial interest. Generally, a person will be regarded as a beneficial owner of Covered Securities that are held in the name of:

                  a. a spouse or domestic partner;

                  b. a child residing at home or attending college;

                  c. a relative who resides in the person's household;
            or


                  d. any other person IF: (a) the person obtains from the
                     securities benefits substantially similar to those of ownership (for example, income from securities that are held by a spouse); or (b) the person can obtain title to the securities now or in the future.


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            -  COVERED SECURITY - except as noted below, includes any interest or instrument commonly known as a "security", including notes, bonds, stocks (including closed-end funds), debentures, convertibles, preferred stock, security future, warrants, rights, and any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities. The term "Covered Securities" specifically includes the SEI Funds. See the definition of Reportable Funds below.


               A "Covered Security" does not include (i) direct obligations of the U.S. Government, (ii) bankers' acceptances, (iii) bank certificates of deposit, (iv) commercial paper and other high quality short-term debt instruments, including repurchase agreements, (v) shares issued by money market funds and (vi) shares issued by open-end investment companies other than a Reportable Fund.


            - INITIAL PUBLIC OFFERING - an offering of securities for which a registration statement has not been previously filed with the U.S. SEC and for which there is no active public market in the shares.

            - PURCHASE OR SALE OF A COVERED SECURITY - includes the writing of an option to purchase or sell a security.

            - REPORTABLE FUND - Any non-money market fund for which SIMC serves as investment adviser or any fund for which SIDCO serves as principal underwriter.

                                       17
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                     SEI INVESTMENTS MANAGEMENT CORPORATION
                    SEI INVESTMENTS MANAGEMENT CORPORATION II
                             CODE OF ETHICS EXHIBITS

EXHIBIT 1         ACCOUNT OPENING LETTERS TO BROKERS/DEALERS

EXHIBIT 2         INITIAL HOLDINGS REPORT

EXHIBIT 3         QUARTERLY TRANSACTION REPORT

EXHIBIT 4         ANNUAL SECURITIES HOLDINGS REPORT

EXHIBIT 5         ANNUAL COMPLIANCE CERTIFICATION

                                    EXHIBIT 1

Date:

Your Broker
street address
city, state zip code

Re:  Your Name
     your S.S. number or account number

Dear Sir or Madam:

Please be advised that I am an employee of [SEI Investments Management Corporation/SEI Investments Management Corporation II ("SIMC")], a registered investment adviser. Please send DUPLICATE STATEMENTS ONLY of this brokerage account to the attention of:

             [SEI Investments Management Corporation/SEI Investments
            Management Corporation II]Attn: The Corporate Compliance
                                   Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456

This request is made pursuant to SIMC's Code of Ethics.

Thank you for your cooperation.

Sincerely,

Your name

Date:

[Address]

      Re: Employee Name
            Account #
            SS#

Dear Sir or Madam:

Please be advised that the above referenced person is an employee of [SEI Investments Management Corporation/SEI Investments Management Corporation II ("SIMC")], a registered investment adviser. We grant permission for him/her to open a brokerage account with your firm, provided that you agree to send DUPLICATE STATEMENTS ONLY of this employee's brokerage account to:

             SEI Investments Management Corporation/SEI Investments
                            Management Corporation II
                    Attn: The Corporate Compliance Department
                            One Freedom Valley Drive
                                 Oaks, PA 19456

This request is made pursuant to SIMC's Code of Ethics.

Thank you for your cooperation.

Sincerely,

SIMC Compliance Officer

                                    EXHIBIT 2

            SEI INVESTMENTS MANAGEMENT CORPORATION OR SEI INVESTMENTS
                           MANAGEMENT CORPORATION II
                             INITIAL HOLDINGS REPORT

Name of Reporting Person:___________________________________________

Date Person Became Subject to the Code's Reporting Requirements:__________

Information in Report Dated as of:
________________________________________
Date Report Due:
__________________________________________________
Date Report Submitted:
_____________________________________________

Securities Holdings

                                        Principal Amount,
                       No. of Shares    Maturity Date and
Name of Issuer and          (if         Interest Rate (if    Name of Broker, Dealer or
Title of Security       applicable)        applicable)        Bank Where Security Held
------------------     -------------    -----------------    -------------------------

If you have no securities holdings to report, please check here. [ ]

Securities Accounts

Name of Broker, Dealer
       or Bank            Account Number    Names on Account    Type of Account
----------------------    --------------    ----------------    ---------------

If you have no securities accounts to report, please check here. [ ]

I certify that I have included on this report all securities holdings and accounts in which I have a direct or indirect beneficial interest and required to be reported pursuant to the Code of Ethics. I hereby declare that I will comply with the Code of Ethics.

Signature: ____________________         Date: __________

Received by: __________________

                                    EXHIBIT 3

      SEI INVESTMENTS MANAGEMENT CORPORATION OR SEI INVESTMENTS MANAGEMENT
                   CORPORATION II QUARTERLY TRANSACTION REPORT
   TRANSACTION RECORD OF SECURITIES DIRECTLY OR INDIRECTLY BENEFICIALLY OWNED
                       FOR THE QUARTER ENDED _____________

NAME:______________________________________

SUBMISSION DATE:_____________________________

Securities Transactions

                                             Principal                              Name of
                                              Amount,                               Broker,
                Name of                    Maturity Date                           Dealer or
              Issuer and   No. of Shares   and Interest                              Bank
  Date of      Title of         (if          Rate (if        Type of               Effecting
Transaction    Security     applicable)     applicable)    Transaction   Price    Transaction
-----------   ----------   -------------   -------------   -----------   -----    -----------

If you had no reportable transactions during the quarter, please check here. [ ]

NOTE: Trades in SEI Funds done through the SEI Capital Accumulation (401(k)) Plan and trades done through an employee account established at SEI Private Trust Company will be deemed to satisfy the reporting requirements of the Code and do not have to be reported here. Any trades in SEI Funds done in a different channel must be reported.

This report is required of all officers, directors and certain other persons under Rule 204A-1 of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act of 1940 and is subject to examination. Transactions in direct obligations of the U.S. Government need not be reported. In addition, persons need not report transactions in bankers' acceptances, certificates of deposit, commercial paper, Automatic Investment Plans or open-end investment companies other than Reportable Funds. THE REPORT MUST BE RETURNED WITHIN 30 DAYS OF THE APPLICABLE CALENDAR QUARTER

END. The reporting of transactions on this record shall not be construed as an admission that the reporting person has any direct or indirect beneficial ownership in the security listed.

Securities Accounts

If you established an account within the quarter, please provide the following information:

Name of Broker,
Dealer or Bank      Account Number     Names on Account     Date Account was Established     Type of Account
---------------     --------------     ----------------     ----------------------------     ---------------

If you did not establish a securities account during the quarter, please check here. [ ]

By signing this document, I represent that all reported transactions were pre-cleared through the Compliance Department or the designated Compliance Officer in compliance with the SIMC Code of Ethics. In addition, I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Policy.

Signature:__________________________

Received by: _______________________

                                    EXHIBIT 4

      SEI INVESTMENTS MANAGEMENT CORPORATION OR SEI INVESTMENTS MANAGEMENT
                                 CORPORATION II

                        ANNUAL SECURITIES HOLDINGS REPORT
                             AS OF DECEMBER 31, ____

NAME OF REPORTING PERSON: __________________

Securities Holdings

                                                    Principal Amount,
                                                    Maturity Date and
Name of Issuer and Title of    No. of Shares (if    Interest Rate (if     Name of Broker, Dealer or
          Security                applicable)          applicable)         Bank Where Security Held
---------------------------    -----------------    -----------------     -------------------------

If you had no securities holding to report this year, please check here. [ ]

Securities Accounts

If you established an account during the year, please provide the following information:

Name of Broker, Dealer     Date Account      Account                         Type of
        or Bank           was Established     Number    Names on Account     Account
----------------------    ---------------    -------    ----------------     -------

If you have no securities accounts to report this year, please check here.[ ]

I certify that the above list is an accurate and complete listing of all securities in which I have a direct or indirect beneficial interest.

_________________________________                 ______________________________
Signature                                         Received by
_______________
Date


Note: Do not report holdings of U.S. Government securities, bankers' acceptances, certificates of deposit, commercial paper and mutual funds other than Reportable Funds.

                                    EXHIBIT 5

                     SEI INVESTMENTS MANAGEMENT CORPORATION
                    SEI INVESTMENTS MANAGEMENT CORPORATION II
                                 CODE OF ETHICS
                         ANNUAL COMPLIANCE CERTIFICATION

      PLEASE RETURN THE SIGNED FORM VIA EMAIL TO "2004 CODE OF ETHICS" OR INTEROFFICE THE FORM TO SIMC COMPLIANCE DEPARTMENT - MEADOWLANDS TWO

1. I hereby acknowledge receipt of a copy of the Code of Ethics.

2. I have read and understand the Code of Ethics and recognize that I am subject thereto. In addition, I have raised any questions I may have on the Code of Ethics with the SIMC Chief Compliance Officer and have received a satisfactory response[s].

3. For all securities/accounts beneficially owned by me, I hereby declare that I have complied with the terms of the Code of Ethics during the prior year.

Print Name: ___________________________

Signature: ___________________________

Date:_________

Received by SIMC: ________________